UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2007

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2007 Sipex Corporation ("Sipex") filed an amendment (the "Amendment") to Sipex’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which provides for a 1-for-2 reverse stock split of Sipex’s common stock. The reverse stock split was previously approved by Sipex’s stockholders at a special meeting of stockholders held on January 30, 2007. The Amendment provides that the reverse split became effective at 1:31 p.m. Pacific Standard Time on February 23, 2007.

As a result of the reverse stock split, each two shares of Sipex’s currently issued and outstanding common stock as of the close of business on February 23, 2007 were automatically converted into and reconstituted as one share of new common stock.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. In addition, a copy of a press release issued by Sipex concerning the reverse stock split is provided herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

In conjunction with the 1-for-2 reverse stock split, Sipex’s ticker symbol will be changed to SXCP effective March 1, 2007.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3.1 Certificate of Amendment to Amended and Restated Articles of Incorporation of SipexCorporation dated February 22, 2007

99.1 Press release, dated February 22, 2007, entitled "Sipex Announces Reverse Stock Split"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

February 28, 2007	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of SipexCorporation dated February 22, 2007
99.1	Press release, dated February 22, 2007, entitled “Sipex Announces Reverse Stock Split”